UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
EXOZYMES INC.
(Exact name of registrant as specified in its charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXOZYMES INC.
750 Royal Oaks Drive, Suite 106
Monrovia, CA 91016
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 1:00 p.m. Pacific Time on November 13, 2026
Dear Shareholders:
We cordially invite you to attend the 2026 annual meeting of shareholders (the “Annual Meeting”) of eXoZymes Inc., a Nevada Corporation, which will be held on November 13, 2026, at 1:00 p.m. Pacific Time. The Annual Meeting will be held live via the internet, at www.virtualshareholdermeeting.com/EXOZ2026. You will not be able to attend the meeting in person. The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
1.	To elect the six nominees to serve as directors until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified;
2	To ratify the appointment of RBSM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on September 15, 2026 as the record date for the Annual Meeting. Only shareholders of our common shares of record on September 15, 2026 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
On or about September 28, 2026, we expect to mail the proxy materials consisting of the Proxy Statement, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and proxy card and other instructions on how to vote your shares via the internet or by telephone. The accompanying Proxy Statement and our annual report on Form 10-K can be accessed directly at the following internet address: www.proxyvote.com. All you have to do is enter the control number located on your notice or proxy card.
We have elected to utilize the “full set delivery” option and are delivering paper copies to all stockholders entitled thereto of all proxy materials, as well as providing access to those proxy materials on a publicly accessible website.
The proxy statement for the annual meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is available on our investor relations website at https://www.exozymes.com.
We encourage you to review all of the important information contained in the proxy materials before voting. This proxy statement contains information about the 2026 annual meeting of shareholders of eXoZymes Inc. Proxy materials will be first sent to stockholders on or about September 28, 2026.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote promptly via the internet, telephone or mail.
By order of the board of directors,
Michael Heltzen
Chief Executive Officer
September 28, 2026

i

EXOZYMES INC
PROXY STATEMENT
FOR THE
2026 ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 1:00 p.m. Pacific Time on November 13, 2026
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the 2026 Annual Meeting of shareholders of eXoZymes Inc, a Nevada Corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on November 13, 2026 at 1:00 p.m. Pacific Time. The Annual Meeting will be held live via the internet, at www.virtualshareholdermeeting.com/EXOZ2026. You will not be able to attend the meeting in person. This Proxy Statement and our annual report are first being mailed or available to shareholders on or about September 28, 2026 to all shareholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
All references to “eXoZymes,” “Company,” “we,” “our,” “us,” or similar terms refer to eXoZymes Inc and our direct, wholly and partially-owned subsidiaries.
What matters am I voting on?
You will be voting on the following proposals:
•	To elect the six nominees to serve as directors until the 2026 Annual Meeting of shareholders or until their successors are duly elected and qualified; and
•	To ratify the appointment of RBSM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
Additionally, shareholders may be asked to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.
How does the Board recommend I vote on these proposals?
Our Board recommends a vote:
•	“FOR” the election of all of the nominees for directors, and.
•	“FOR” the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
Who is entitled to vote?
Holders of our shares of common stock, as of the close of business on September 15, 2026, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting.
Registered Shareholders. If on the Record Date, our common shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares and the notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered shareholders as “shareholders of record.”
Street Name Shareholders. If on the Record Date, our common shares are held on your behalf in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares and are also invited to attend the Annual Meeting. However, since a beneficial owner is not the shareholder of record, you may not vote your shares on your own behalf at the Annual Meeting unless you follow your broker or nominee’s procedures for obtaining a legal proxy. Your broker or nominee is obligated to provide you with instructions to vote before the Annual Meeting or to obtain a legal proxy if you wish to vote on your own behalf at the Annual Meeting. If your broker or nominee is participating in an online program that allows you to vote over the internet or by telephone, your Notice or other voting instruction form will include that information. If what you receive from your broker or other nominee does not contain internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your broker or nominee. Throughout this Proxy Statement, we refer to shareholders who hold their shares through a broker, bank, trustee or other nominee as “street name shareholders.”
A list of shareholders of record entitled to vote shall be available to any shareholder for any purpose relevant to the Annual Meeting for 10 days prior to the Annual Meeting upon request to the Corporate Secretary. To obtain a copy, please send the request to eXoZymes Inc, Attention: Corporate Secretary, 750 Royal Oaks Dr, Suite # 106, Monrovia, CA 91016
What constitutes a quorum for the Annual Meeting?
A quorum is required for shareholders to conduct business at the Annual Meeting. The presence by remote communication or represented by proxy of the holders of a majority, or 4,652,351 shares of common stock, is necessary to establish a quorum at this Annual Meeting. As of the close of business on the Record Date, there were an aggregate of 9,304,701 shares of our common stock outstanding. Shares present, virtually or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a shareholder’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum.
How is the vote counted?
Any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or our certificate of incorporation or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “routine” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals No. 1 is a “non-routine” item. If you do not instruct your broker how to vote with respect to this proposal, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a “routine” item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.
How many votes do I have?
In deciding all matters at the Annual Meeting, each shareholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Shareholders are not permitted to cumulate votes with respect to the election of directors.
How many votes are needed to approve each proposal?
•
Proposal No. 1: The election of directors requires a plurality vote of the shares of common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. Any shares not voted “FOR” a particular nominee (as a result of an abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHELD” on each of the nominees.

•
Proposal No. 2: The ratification of the appointment of RBSM LLP requires the affirmative vote of a majority of the shares of common stock, present by remote communication or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will not be treated as votes cast in favor of or against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

How do I vote?
If you are a shareholder of record, there are three ways to vote:
•
By Internet: You may submit a proxy over the internet by following the instructions at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on November 12, 2026, the day before the meeting (have your Notice or proxy card in hand when you visit the website);

•
By Toll-Free Telephone: You may submit a proxy by calling 1-800-690-6903 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on November 12, 2026, the day before the meeting (have your Notice or proxy card in hand when you call); or

•	By Mail: You may complete, sign and mail your proxy card (if you received printed proxy materials) which must be received by November 12, 2026, the day before the meeting.
If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank trustee or other nominee in order to instruct your broker or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, by telephone or by internet. However, the availability of telephone and internet voting will depend on the voting process of your broker or other nominee. As discussed above, if you are a street name shareholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.
Can I change my vote after submitting my proxy?
Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before date of the Annual Meeting in any one of the following ways:
•	You may enter a new vote by internet or by telephone until 11:59 p.m. Eastern Standard Time on November 12, 2026, the day before the meeting;
•	You may submit another properly completed proxy card by mail with a later date, which must be received by us by 11:59 p.m. Eastern Standard Time on November 12, 2026, the day before the meeting; or
•
You may send written notice that you are revoking your proxy to eXoZymes Inc, Attention: Corporate Secretary, 750 Royal Oaks Dr, Suite # 106, Monrovia, CA 91016, which must be received by November 12, 2026, the day before the meeting.

If you are a street name shareholder, your broker or nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Our Board has designated Michael Heltzen and Fouad Nawaz as proxy holders, each of whom is an officer of the Company. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described under “How does the Board recommend I vote on these proposals?” above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned to a later date, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions before the new date, as described above.
How can I participate in the virtual Annual Meeting?
There is no physical location for the Annual Meeting. Shareholders of record as of the close of business on the Record Date are entitled to participate virtually in the Annual Meeting, including to vote your shares online during the Annual Meeting and to ask questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/EXOZ2026. To participate and vote in the Annual Meeting, you will need the control number included on your proxy card or voting instruction form.
We are committed to ensuring, to the extent possible, that shareholders will be given the same participation rights that they would be given if they attended an in-person meeting. We will endeavor to answer as many shareholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 1:00 p.m. Pacific Time on the meeting date. Online check-in will begin at 12:45 p.m. Pacific Time, fifteen minutes before the meeting, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number provided on the log-in page of the virtual meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website. Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting. Please be aware that participating in the Annual Meeting will not, by itself, revoke a proxy. See, “Can I change my vote after submitting my proxy?” above for more details.
How do I submit questions during the meeting?
Shareholders may submit questions during the Annual Meeting by visiting www.proxyvote.com and using their 16-digit control number to enter the meeting. Questions may be submitted by typing them into the text box provided.
How are proxies solicited for the Annual Meeting and who will bear the cost of this solicitation?
Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common shares on your behalf. In addition, our directors and employees may also solicit proxies by telephone or by personal or other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other nominee vote my shares if I fail to provide timely directions?
Brokerage firms and other nominees, for example banks or agents, holding shares of our common shares in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares of common stock on Proposal No. 2, our sole “routine” matter, but brokers and nominees cannot use their discretion to vote “uninstructed” shares with respect to matters that are considered “non-routine” under the rules of the New York Stock Exchange (“NYSE”), even though we are a Nasdaq-listed company. “Non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, election of directors (even if not contested), executive compensation (including any advisory shareholder vote on executive compensation) and certain corporate governance proposals, even if these proposals are supported by management. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1, without your instructions, but may vote your shares on Proposal No. 2.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board, which is currently composed of six members. Three of our current directors are independent within the meaning of the listing standards of The Nasdaq Stock Market (“Nasdaq”).
Board Leadership Structure
We believe that all members of our Board should have a voice in the affairs and the management of the Company. Our Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairperson of the Board, as our Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board believes that our shareholders are best served at this time by having a Chairperson who is an integral part of our Board structure and a critical aspect of effective corporate governance.
Christopher Marlett has served as Chairman of our Board since February 17, 2025, as a result, we currently have a separation of roles of Chief Executive Officer and Chairperson of the Board. Mr. Marlett brings considerable skills and experience, as described below, to the role. As the Chairman of our Board, Mr. Marlett has significant responsibilities, which are set forth in our bylaws, and include, in part:
•	Establishing the agenda for regular meetings of our Board;
•	Coordinating with the committee chairs regarding meeting agendas and information requirements and presiding over meetings of our Board; and
•	Coordinating the activities of the other directors and performing such other duties as our Board may establish or delegate from time to time.
The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our Chairman and other directors, provides balance on our Board and promotes strong, independent oversight of our management and affairs.
Role of the Board of Directors in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not anticipate having a standing risk management committee but rather anticipates administering this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss any major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.
Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee monitors compliance with legal and regulatory requirements and is responsible for the oversight of cybersecurity risks
Family Relationships
There are no family relationships between our Board and any of our executive officers.
Director Independence
Generally, under the listing requirements and rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. Our Board has undertaken a review of the independence of each of our director nominees. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that each member of our Board other than Christopher Marlett and Anthony DiGiandomenico, qualifies as “independent” as defined under the applicable Nasdaq and SEC rules.
In making these determinations, our Board considered the current and prior relationships that each nonemployee director nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director nominee. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq Stock Market rules, as of the date of this Proxy Statement.

Attendance at Board Meetings and Committees
In the fiscal year ended December 31, 2025, the Board held four meetings. The audit committee met four times in the fiscal year ended December 31, 2025, in connection with the filing of the financial statements of the Company with the SEC. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he has been a director, and (ii) the total number of meetings held by all committees of our Board on which he served during the periods that he served.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of the Board of Directors to attend our Annual Meeting of shareholders.
Committees of the Board of Directors
Audit Committee
We have established an audit committee. The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer (or chief accounting officer, as the case may be) and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter. The audit committee also reviews and approves all transactions with affiliated parties. Our board of directors has adopted a written charter for the audit committee, which is available on our website.
The members of the Audit Committee are Lon Bell, James Bowie and James Lalonde, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Rule5605(c)(2) of the Nasdaq Marketplace Rules. Mr. Bell serves as the chairman of the audit committee. Mr. Bell is a “financial expert” as that term is defined in SEC regulations.
Compensation Committee
We have established a compensation committee. The committee’s primary responsibilities include approving corporate goals and objectives relevant to executive officer compensation and evaluating executive officer performance in light of those goals and objectives, determining and approving executive officer compensation, including base salary and incentive awards, making recommendations to the board of directors regarding compensation plans, and administering our stock plan.
The compensation committee determines and approves all elements of executive officer compensation. It also provides recommendations to the board of directors with respect to non-employee director compensation. The compensation committee may not delegate its authority to any other person, other than to a subcommittee thereof.
The Company compensation policies for executive officers have two fundamental objectives: (i) to provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals; and (ii) to align certain compensation elements with the Company’s annual performance goals. With respect to each of the Company’s executive officers, the total compensation that may be awarded, including base salary, discretionary cash bonuses, annual stock incentive awards, stock options, restricted stock units and other equity awards, and other benefits and perquisites will be evaluated by the committee. Under certain circumstances, the committee may also award compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable). The Board recognizes that its overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The committee believes that cash compensation in the form of base salary and discretionary cash bonuses provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, restricted stock units and other equity awards aligns the objectives of management with those of our shareholders with respect to long-term performance and success. The Board also has historically focused on the Company’s financial condition when making compensation decisions and approving performance objectives and compensation has been weighted more heavily toward equity-based compensation. The committee will continue to periodically reassess the appropriate weighting of cash and equity compensation considering the Company’s expenditures in connection with commercial operations and its cash resources and working capital needs.
The members of the Compensation Committee are Lon Bell, James Bowie and James Lalonde, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Rule5605(c)(2) of the Nasdaq Marketplace Rules.
Nominating Committee
We have established a nominating committee. The committee’s primary responsibilities include identifying individuals qualified to serve on the board of directors and its committees, establishing procedures for evaluating the suitability of potential director nominees consistent with the criteria approved by the board of directors, reviewing the suitability for continued service as a director when his or her term expires and at such other times as the committee deems necessary or appropriate, and determining whether or not the director should be re-nominated, and reviewing the membership of the board of directors and its committees and recommending making changes, if any.
In evaluating director nominees, the nominating committee will generally consider the following factors:
•	the appropriate size and composition of our board of directors;
•	whether or not the person is an “independent” director as defined in Rule 5605(a)(2) promulgated by the Nasdaq Stock Market;
•	the needs of the Company with respect to the particular talents and experience of its directors;
•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board of directors;
•	familiarity with national and international business matters and the requirements of the industry in which we operate;
•	experience with accounting rules and practices;
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and
•	all applicable laws, rules, regulations and listing standards, if applicable.
There are no stated minimum criteria for director nominees, although the committee may consider such factors as it may deem are in the best interests of the Company and its shareholders. The nominating committee also believes it is appropriate for certain key members of our management to participate as members of the board of directors.
The nominating committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service, or if the nominating committee decides not to re-nominate a member for re-election, the committee identifies the desired skills and experience of a prospective director nominee in light of the criteria above or determines to reduce the size of the board of directors. Research may also be done to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, nor do we anticipate doing so in the future.
The members of the Nominating Committee are Lon Bell, James Bowie and James Lalonde, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Rule5605(c)(2) of the Nasdaq Marketplace Rules.
Communications with the Board of Directors
Interested parties wishing to communicate with our Board or with individual members of our Board may do so by writing to our Board or to the particular members of our Board and mailing the correspondence to us at eXoZymes Inc, Attention: Corporate Secretary, 750 Royal Oaks Drive, Suite 106, Monrovia, CA 91016. We will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairperson of our Board.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary, which office will make sufficient copies of the contents to send to each director who is a member of the Board, group or committee to which the envelope or e-mail is addressed. The Board has instructed the Corporate Secretary to forward shareholder correspondence only to the intended recipients and has also instructed the Corporate Secretary to review all shareholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. Any such items may be forwarded elsewhere in the eXoZymes group for review and possible response.
Code of Business Conduct and Ethics
Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. The full text of our code of business conduct and ethics is posted on the Investor Relations section of our website. The reference to our website address does not include or incorporate by reference the information on our website into this report or any other filed document with the SEC. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website or in public filings.
Insider Trading Arrangements and Policies
The Board adopted an insider trading compliance policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. The insider trading policy prohibits the use of material non-public information about the Company when making decisions to purchase, sell, give away or otherwise trade in the Company’s securities or to provide such information to others outside the Company. We have established black-out periods to which covered persons are subject related to the filing of our regular reports with the SEC. The Company may impose additional black-out periods from time to time as other types of material non-public information occur when material non-public events or disclosures are pending. Covered persons are permitted to trade in the Company’s securities only when there is no black-out period in effect and such trade has been pre-cleared by the appointed Company officer, or when a qualified 10b5-1 plan has been established in accordance with federal securities laws.
Clawback Policy
The Board adopted a written policy to recover “excess” compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The compensation includes both cash-based and equity-based incentives. The compensation covered includes incentive awards granted to any individuals (including former employees) who served as an executive officer during the three most recently completed fiscal years preceding the date on which the preparation of an accounting restatement is required, provided that the executive officers were awarded more incentive awards than they would have received if the financial statements had been prepared correctly. The recovery will include an executive incentive award even if the executive was not involved in preparing the financial statements or did not commit misconduct that led to the restatement. Restatements attributable to an inadvertent error also will subject executive officers to the recovery of previously received incentive awards.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and persons who beneficially own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports filed by such persons.
Based solely on our review of the copies of reports furnished to us, we believe that during the fiscal year ended December 31, 2025, all executive officers, directors and greater than 10% beneficial owners of our shares of common stock complied with the reporting requirements of Section 16(a) of the Exchange Act.
Compensation Principles for Members of Board of Directors
We do not intend to pay persons a director fee for serving on the board of directors who are also paid a salary or similar compensation by the Company. For independent directors, the Board will determine their compensation at the time of their appointment and thereafter.

We do not have any defined compensation plan for our directors. We may adopt one or more forms of compensation arrangements, including cash and stock-based compensation arrangements in the future. Any stock-based compensation plans will be subject to the approval of the holders of the common stock shares as required by the listing rules of Nasdaq and any other applicable laws.
We also will reimburse the independent members of our board of directors for their reasonable expenses incurred in connection with attending meetings of our board of directors, committee meetings and other activities they undertake on our behalf and on behalf of our subsidiaries and partner companies.
Director Compensation
The following table sets forth the compensation earned by or awarded or paid in 2025 and 2024 to the individuals who served as our independent directors during such period:

Name	Year	Fee	Bonus	Shares	Options Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Mohammad “Mo” Hayat(1)	2025	—	—
Mohammad “Mo” Hayat(1)	2024	—	—
Anthony DiGiandomenico	2025	—	—
Anthony DiGiandomenico	2024	—	—
Christopher A. Marlett	2025	—	—
Christopher A. Marlett	2024	—	—
James J. Lalonde	2025	$50,000	—	—	51,939
James J. Lalonde	2024	$8,333	—	—	51,939
James U. Bowie	2025	—	—	—
James U. Bowie	2024	—	—	—
Lon E. Bell	2025	$50,000	—	—	51,939
Lon E. Bell	2024	$8,333	—	—	51,939
Edgardo Rayo(2)	2025
Edgardo Rayo(2)	2024	—	—	—	—

(1)	Mr. Mo Hayat resigned as a director February 17, 2025.
(2)	Mr. Rayo was appointed as an independent director on February 17, 2025
Limitation of Liability of Directors and Indemnification of Directors and Officers
The Company provides indemnification to each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans against all expenses, liability, and loss. The board may authorize the advance of expenses in connection with any proceeding where the person is entitled to indemnification. The Company may purchase and maintain insurance to protect itself and any director, officer, employee or other agent against any expense, whether or not the Company would have the power to indemnify the person.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Indemnification Agreements
We enter into indemnification agreements with each of the persons serving on the board of directors and executive officers. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreement sets forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that apply to any dispute between us and an indemnitee arising under the indemnification agreements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our Board is currently composed of six members. In accordance with our certificate of incorporation and bylaws, all of the nominees will be voted upon at the 2026 Annual Meeting for a one-year term. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.
If you are a shareholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of all of the nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, our Board may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
Nominees
The Board has approved each of the current members of the Board for re-election.

Name	Age	Position
Christopher A. Marlett	62	Chairman of the Board and Director
Anthony DiGiandomenico	60	Director
James U. Bowie	67	Director
James J. Lalonde	65	Director
Lon E. Bell	86	Director
Edgardo Rayo	39	Director

Christopher Marlett. Mr. Marlett has served as a director of the Company since its inception in April 2019. Mr. Marlett has been the chief executive officer and chairman of the board of directors and a director of MDB Capital Holdings, LLC since inception on August 10, 2021.The Company appointed Mr. Marlett as Chairman of the board on February 17, 2025. Mr. Marlett has been since 1997, the Chief Executive Officer and a co-founder of MDB Capital (formerly known as MDB Capital Group, LLC). Over his 36 years of working in the securities industry, he has led multiple financings for venture stage public companies and has dedicated his efforts to optimizing this method to launch promising technology/business platforms. He has been integral in co-founding and developing the commercialization and financing strategy for all the companies MDB has taken public. In addition, he has served as a board member of several of the public companies in the early stages. He has invested significant efforts in developing a human capital development platform in Nicaragua that has led to the creation of the largest call center park in the country employing approximately 3,000 people and several knowledge process outsourcing operations to support MDB’s businesses. He developed the first patent services company in Nicaragua that was sold to Murgitroyd an LSE-listed patent attorney and services platform. He is the co-founder of PatentVest and developed the platform from inception in 2003. He holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Marlett’s leadership and extensive corporate and financial experience position him well to serve as a member of our board of directors.
Anthony DiGiandomenico. Mr. DiGiandomenico has served as a director of the Company since its inception in April 2019. Mr. DiGiandomenico has been the Chief of Transactions and director of MDB Capital Holdings, LLC since inception on August 10, 2021. Mr. DiGiandomenico has also served on the board of directors of ENDRA Life Sciences Inc. (Nasdaq: NDRA), a developer of enhanced ultrasound technology, from July 2013 until present, the board of directors of Provention Bio, Inc., a developer of multiple drug therapies, from January 2017 until May 2020 and the board of directors of Cue Biopharma, Inc., that develops novel biologic drugs for the selective modulation of the human immune system to treat a broad range of cancers and autoimmune disorders from January 2016 to October 2019. Since he co-founded MDB Capital Holdings, LLC (formerly known as MDB Capital Group, LLC) in 1997, Mr. DiGiandomenico has been enabling investment into early-stage disruptive technologies. He has worked alongside a wide range of companies in biotechnology, medical devices, high technology, and renewable energy spaces.

Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado. Mr. DiGiandomenico’ s extensive financial and investment banking expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our board of directors.
James U. Bowie, PhD. Dr. Bowie has served as a director of the Company since its inception in April 2019. Dr. Bowie has been on the faculty in the Department of Chemistry and Biochemistry at the University of California, Los Angeles since 1993 and served as Associate Director of the UCLA-DOE Institute from 2002 to June 2019 and Vice Chair from 2012 through June 2019. He became Professor Emeritus in June 2021. Dr. Bowie served on the Editorial Boards of four academic journals, organized many international meetings and served on numerous national and international scientific committees, including service as President of the Protein Society from 2013 to 2015. Dr. Bowie obtained a B.A. with Distinction in Chemistry from Carleton College in 1981, a Ph.D. in Biochemistry from the Massachusetts Institute of Technology in 1989 and did postdoctoral work at the University of California, Los Angeles from 1989 to 1993. His work has been cited over 29,000 times and has been recognized with many awards, including being named Fellow of the Biophysical Society and Fellow of the American Association for the Advancement of Science. Throughout his career, Dr. Bowie’s work has focused on issues related to protein and enzyme structure. He holds patents on drug screening technology, methods for protein structure prediction, and for enzyme system design. The Board believes that Dr. Bowie’s intimate knowledge of eXoZymes’s foundational enzyme technology will be highly valuable to our Board’s deliberations and oversight of Company strategies.
James J. Lalonde. Dr. Lalonde has served as an independent director of the Company since April 1, 2024. Dr. Lalonde is a recognized leader in the field of synthetic biology and serves as an Scientific Advisor for several private start-up enterprises and since August 2023 has been the Chairman of the Board at Willow Biosciences Inc. He previously served as Lead, Microbial Digital Genome Engineering Business with Inscripta Inc. from September 2019 to August 2021, a global leader in genome engineering technology, as Lead of its Microbial Digital Genome Engineering Business. Prior to that, from 2004 to 2019 Dr. Lalonde was Senior Vice President of R&D at Codexis, Inc., a leader in protein engineering. In his nearly 15 years at Codexis he oversaw development of more than 50 enzymes for drug manufacturing, nutrition, biotherapeutics, and molecular diagnostics. He also led development of the company’s pioneering CodeEvolver® protein engineering technology which was licensed to major pharmaceutical companies. Prior to Codexis, Dr. Lalonde held leadership roles in biocatalysis and chemical development at Altus Biologics from 1993 to 2004 and in scientific research from 1989 to 1993 at Vista Chemical Company. He holds a bachelor’s degree in chemistry from Lakehead University (1983) and a Ph.D. in organic chemistry from Texas A&M University (1987). He was a recipient of the US Presidential Green Chemistry Awards twice and was elected to the Academy of Distinguished Alumni at Texas A&M in 2022. The Board believes that Dr. Lalonde’s extensive scientific background, which includes experience of synthetic biology, genome engineering and protein engineering, and his participation in start up enterprise management, qualifies him to be a member of our Board.
Lon Edward Bell, PhD. Effective April 1, 2024 Dr. Bell joined the Board of Directors of the Company as an independent board member. Dr. Bell founded DTP Thermoelectrics LLC in 2021 and serves as its CEO. The company is focused on commercializing a new generation of solid-state heating, cooling and temperature control systems. Dr. Bell served as a board member from 2013 to 2016 and since 2017 has served as Chairman of CDTi Advanced Materials, Inc., a publicly traded company (CDTI: Pink Sheet). Dr Bell helped guide CDTI through a pivot to become an emerging developer of catalytic coating systems for the chemical reforming industry serving the emerging hydrogen economy and hydrocarbon sequestering industries. Since 2008 Dr. Bell has served as a member of the advisory board for the California Institute of Technology’s Department of Mechanical and Civil Engineering, serving as the Chair from 2015 to 2022. Dr Bell’s prior notable experiences include the founding of Amerigon (now Gentherm Incorporated, NASDAQ: THRM) in 1991, which has become a major supplier of solid-state thermal management systems to the automotive industry. Previously he founded Technar, Incorporated, in 1968, a pioneering supplier of automotive crash sensors to the automobile industry. He guided the company from its inception to its sale to TRW in 1991. Throughout his career, Dr. Bell has been granted over 100 patents for his inventions. Five clusters of his inventions have gone into mass production and achieved a significant share of their target markets. Dr. Bell has a bachelor’s degree in mathematics (1962), master’s degree in rocket propulsion (1963), and PhD in mechanical engineering (1968), from the California Institute of Technology. The Board believes that Dr. Bell’s educational attainments, management and leadership experience, entrepreneurial understanding and service on boards of other public companies, qualifies him to serve as a member of our Board.

Edgardo Rayo has been employed by MDB Capital, S.A, since 2013, which is an affiliated company of MDB Capital Holdings, LLC. Mr. Rayo also is a registered representative of MDB Capital, a registered broker-dealer, subsidiary of MDB Capital Holdings, LLC. Mr. Rayo, at MDB Capital, S.A., currently serves as the Director of Investment Analysis. In this role, Mr. Rayo leads MDB Capital’s investment analysis efforts at MDB Capital, providing strategic insights that inform investment decisions and helping to drive MDB Capital’s capital-raising initiatives. Under this role, he has collaborated with a diverse array of companies across sectors such as biotechnology, medical devices, and renewable energy. Prior to joining MDB Capital, Mr. Rayo was employed at Banpro, a commercial bank, where he managed a portfolio of fixed income securities. Mr. Rayo earned a bachelor’s degree in business administration with a concentration in Finance and Economics from the Latin American campus of Ave Maria University and is a CFA Charterholder. The Board believes that Mr. Rayo’s background in investment banking, strategic business assessment and business analysis qualifies him to serve as a member of the Board.
Required Vote
For the election of directors, the six nominees receiving the most “FOR” votes from the holders of the shares of common stock present or represented by proxy and entitled to vote on the election of directors, will be elected. Only votes “FOR” will affect the outcome.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed RBSM LLP, independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2026. During the year ended December 31, 2025, RBSM LLP served as our independent registered public accounting firm.
At the Annual Meeting, our shareholders are being asked to ratify the appointment of RBSM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our audit committee is submitting the appointment of RBSM LLP to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the shareholders do not ratify this appointment, the audit committee will reconsider whether or not to retain RBSM LLP. Notwithstanding the appointment of RBSM LLP and even if our shareholders ratify the appointment, our audit committee, in its discretion, the Board may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of the Company and our shareholders. Representatives of RBSM LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they desire, but will be available to respond to appropriate questions from our shareholders.
If our shareholders do not ratify the appointment of RBSM LLP, our Board may reconsider the appointment.
Principal Accounting Fees and Services
During the years ended December 31, 2025 and 2024, RBSM, LLP was the Company’s independent registered public accounting firm.
The following table sets forth fees billed to us by our independent registered public accounting firm:

	2025	2024
Audit fees(1)	$222,500	$145,000
Audit-related fees(2)	—	—
Tax fees	—	—
Total principal accountant fees and services	$222,500	$145,000

(1)	Audit fees consisted primarily of fees for the audit of our annual financial statements and reviews of the financial statements included in our quarterly reports and current reports.
(2)
Audit-related fees consist of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit fees.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The audit committee charter requires our audit committee to pre-approve all audit and permissible non-audit services and related engagement fees and terms for services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where subsequent approval is necessary and permissible).
Required Vote
The ratification of the appointment of RBSM LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF RBSM LLP.

REPORT OF THE AUDIT COMMITTEE
Our audit committee currently consists of Lon Bell, James Bowie and James Lalonde, all of whom are independent directors. Lon Bell is the chair of our audit committee. At the time of this report, issued in connection with the filing of the Company’s annual report on Form 10-K, the audit committee consisted of Lon Bell, James Bowie and James Lalonde.
Our audit committee is a committee of our Board comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC. Our audit committee operates under a written charter approved by the Board, which is available on the Company’s website at https://exozymes.com/investor#governance. The composition of our audit committee, the attributes of its members and the responsibilities of our audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Our audit committee reviews and assesses the adequacy of its charter and our audit committee’s performance on an annual basis.
Our audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management. Our audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC. Our audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, our audit committee recommended to our Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Respectfully submitted by the members of the audit committee of our Board:
Lon Bell (Chair)
James Bowie
James Lalonde
This report of our audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference herein.

EXECUTIVE COMPENSATION
Executive Compensation
This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer and our next two most highly compensated executive officers in respect of their service to our company during the years ended December 31, 2024, and 2025. The amounts indicated for the year ending December 31, 2025, do not include any amounts that may be awarded in 2026 as bonus compensation. We refer to these individuals as our named executive officers. The compensation information disclosed herein for our three named executive officers is disclosed in accordance with SEC requirements; such disclosure does not include the compensation for our other executive officers. Our named executive officers for the years ended December 31, 2024 and 2025 respectively, are:

Name	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Options Awards ($)	RSU Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Heltzen, President and CEO	2025	358,333	250,000	—	452,041	—	—	—	—	1,060,374
	2024	231,250	40,000	—	110,028	—	—	—	—	381,278
Tyler Korman, Chief Scientific Officer	2025	222,917	37,500	37,500	16,856	—	—	—	—	314,773
	2024	191,220	54,450	—	20,279	—	—	—	—	265,949
Damien Perriman, Chief Commercial Officer	2025	237,797	—	—	—	—	—	—	72,965	310,762
	2024	—	—	—	—	—	—	—	—	—
Paul Opgenorth, Vice President, Development	2025	219,792	37,500	37,500	15,803	—	—	—	—	310,595
	2024	190,000	52,800	—	19,011	—	—	—	—	261,811
Fouad Nawaz, Vice President, Finance	2025	214,583	43,750	43,750	49,658	—	—	—	—	351,741
	2024	168,750	15,000	—	29,340	—	—	—	—	213,090

(1)	The “Bonus” column represents discretionary bonuses earned pursuant to our annual incentive bonus program.
(2)
Mr. Heltzen was employed at an annual salary of $250,000 and was entitled to a cash bonus of up to 100% of the then annual base salary. He has been granted two options, one for 311,636 shares and an incentive option for 22,097, both of which vest over a five-year period. Effective June 17, 2025, Mr. Heltzen’s annual base salary was increased to $450,000, and his annual bonus was discontinued. In connection with this compensation change, he was granted 235,817 stock options, which vest over four years beginning July 1, 2025.

Options Exercisable as of December 31, 2025

		Option Awards(1)			Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise (#) Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Vested (#)	Market Value of Shares or Units That Have Vested ($)
Mohammad Hayat, Chairman and CEO(3)	2/1/2021	306,442	5,194	2.44	1/31/2028		$—
	7/19/2021	—	—	2.44	7/17/2031	82,118	200,368
	3/28/2022	—	—	2.44	3/25/2032	102,647	250,457
	5/1/2023	—	—	3.31	4/28/2033	37,747	125,318

Michael Heltzen, President and CEO	11/1/2023	72,715	83,103	3.31	8/31/2031		$—
	2/1/2024	54,536	101,282	3.31	1/31/2032
	4/12/2024	7,734	14,363	8.00	3/31/2031
	7/1/2025	29,477	206,340	12.40	07/1/2032

Tyler Korman, Chief Scientific Officer	2/1/2021	40,859	693	2.44	1/31/2028	—	—
	3/28/2022	—	—	2.44	3/25/2032	56,456	137,753
	5/1/2023	—	—	3.31	4/28/2033	22,648	75,191

Paul Opgenorth, Vice President, Product Development	2/1/2021	38,306	649	2.44	1/31/2028	—	—
	3/28/2022	—	—	2.44	3/25/2032	52,720	128,636
	5/1/2023	—	—	3.31	4/28/2033	21,893	72,683

Fouad Nawaz, Vice President, Finance	11/1/2023	19,391	22,161	3.31	8/31/2031	—	—
	6/1/2024	7,272	13,504	8.00	3/31/2031	—	—

(1)	Each equity award is subject to the terms of the specific equity plan under which it was granted.
(2)	All RSU are fully vested and remain outstanding.
(3)
Mr. Hayat ceased being the CEO on February 1, 2024, and became the Chairman and President commencing February 1, 2024, upon the appointment of Michael Heltzen as the CEO on February 1, 2024. Mr. Hayat resigned as Chairman and President as of February 17, 2025.

Equity Compensation
From time to time, in addition to the cash compensation, we grant equity based awards to our named executive officers, which are generally subject to vesting based on each of our named executive officers’ continued service with us. (See table of exercisable options above.)
Executive Employment Arrangements
Michael Heltzen
Michael Heltzen, our Chief Executive Officer, is employed under an employment agreement, which was amended in June 2025, on an at-will basis. Mr. Heltzen is paid an annual base salary of $450,000. Mr. Heltzen initially was granted at the time of his initial employment an option to acquire up to 311,636 shares of common stock that vests over a five-year period, based on his continued employment with the Company as of the applicable vesting date, and on April 12, 2024 was granted a separate incentive option to acquire up to 22,097 shares of common stock which vest over a five year period, based on his continued employment with the Company as of the applicable vesting date. Mr. Heltzen was also granted stock options for 235,817 shares of common stock in June 2025. Mr. Heltzen, and his family, will be entitled to participate in all of the Company’s executive benefit plans that may be established from time to time, including, without limitation, any 401(k) and cafeteria plans, health, hospitalization, medical insurance, dental and disability programs. Mr. Heltzen will be reimbursed for ordinary business expenses. The employment can be terminated for cause, which is defined in the employment agreement, but if it is not terminated for cause, then the Company will pay a severance equal to nine months base salary and reimbursement for COBRA payments. The agreement provides typical indemnification for acts undertaken for the Company during the employment period.

Tyler Korman
The Company entered into an executive at-will employment agreement with Tyler Korman dated November 10, 2025. The agreement provides that Mr. Korman will act as the Chief Scientific Officer of the Company under the direction of the Chief Executive Officer, devoting his full business time and attention to Company matters. Mr. Korman will be provided with a base salary of $250,000, and a target bonus of $125,000, the bonus to be based on annual financial goals and personal performance goals, which will be set each year by the Chief Executive Officer and Mr. Korman. The bonus amount will be paid half in cash and half in restricted stock. Mr. Korman will be entitled to participate in the employee benefit plans and programs as are made available to similarly situated employees of the Company. The employment terms include non-competition and non-solicitation and duty to cooperate provisions. The employment terms also include confidentiality provisions, trade secret and similar provisions to protect the Company rights in inventions and intellectual property. Mr. Korman also entered into a separate proprietary information and invention assignment agreement. Although the employment terms provide that employment is at-will, in certain instances of termination without cause by the Company or for good reason resignation, Mr. Korman’s will continue to be paid severance amounts based on his base salary and the target bonus. The employment terms provide for mutual indemnification provisions, the advancement of expenses to Mr. Korman by the Company in respect of the Company indemnification obligations, and inclusion in Company director and officer liability insurance. Disputes under the employment agreement will be arbitrated in California, and the agreement is governed by California law.
Damien Perriman
The Company entered into an executive at-will employment agreement with Damien Perriman dated April 1, 2025. The agreement provides that Mr. Perriman will act as the Chief Commercial Officer of the Company under the direction of the Chief Executive Officer, devoting his full business time and attention to Company matters. Mr. Perriman will be provided with a base salary of $350,000, and a target bonus of $200,000, the bonus to be based on annual financial goals and personal performance goals, which will be set each year by the Chief Executive Officer and Mr. Perriman. The bonus amount will be paid half in cash and half in restricted stock. Mr. Perriman will be entitled to an equity award equal to 2.5% of the total outstanding shares of common stock of the Company, of which 70% will be a stock option and the remaining amount restricted stock units. The option portion and the restricted stock portion will each vest 25% on the first anniversary of his employment and the balance will vest in equal monthly installments over the following 36 months. Mr. Perriman will be entitled to participate in the employee benefit plans and programs as are made available to similarly situated employees of the Company. The employment terms include non-competition and non-solicitation and duty to cooperate provisions. The employment terms also include confidentiality provisions, trade secret and similar provisions to protect the Company rights in inventions and intellectual property. Mr. Perriman also entered into a separate proprietary information and invention assignment agreement. Although the employment terms provide that employment is at-will, in certain instances of termination without cause by the Company or for good reason resignation, Mr. Perriman’s will continue to be paid severance amounts based on his base salary and the target bonus. The employment terms provide for mutual indemnification provisions, the advancement of expenses to Mr. Perriman by the Company in respect of the Company indemnification obligations, and inclusion in Company director and officer liability insurance. Disputes under the employment agreement will be arbitrated in California, and the agreement is governed by California law.
2020 Equity Incentive Plan and 2025 Equity Incentive Plan
The Company has adopted two equity incentive award plans, the 2020 Equity Incentive Award Plan and the 2025 Equity Incentive Plan. The two plans are fundamentally similar. Each plan permits the Board, or committee thereof, to grant directors, officers, employees and others that contribute to the success of the Company stock options, restricted stock, restricted share units, deferred stock and other equity-based awards. The ultimate value of these various awards is dependent on increases in our share of Common Stock price. Awards are granted to provide the holder of an award with a personal financial interest in our long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation packages include aligning the personal and financial interests of management and other employees with shareholder interests; balancing short-term decision-making with a focus on improving shareholder value over the long-term; and providing a means to attract, reward and retain a skilled management team.
The board of directors may grant awards under the plan for up to ten years from the date of plan adoption. The board of directors or a committee thereof will determine the form of award and its terms, such as the vesting period, the exercise period, any vesting criteria that might include performance goals and termination provisions. Typically, termination will be as a result of retirement, disability and the end of employment. Awards may not be issued at less than the fair market value of a share of Common Stock at the time of award. Although awards are typically exercised for a cash payment, the board of directors or applicable committee may issue the awards on a net exercise, or cashless, basis. Management makes recommendations to the board of directors or committee about the form of the award, the amount of the award levels and its terms. Management monitors overhang (a measure of potential earnings dilution from stock awards) as well as run rate (the rate at which stock awards are being awarded from our equity plans) when making recommendations to the board of directors or applicable committee regarding plan awards.
The 2020 Equity Incentive Award Plan provides for award grants of up to 2,497,008 shares of Common Stock. As of December 31, 2025, there were 19,102 awards converted to a like number of shares of Common Stock and all the remaining shares of Common Stock under the plan were committed to awards subject to the plan.
The 2025 Equity Incentive Award Plan provides for award grants of up to 1,250,000 shares of Common Stock. As of December 31, 2025, no awards have converted to shares of Common Stock and 1,054,419 shares of Common Stock are available for future grants of awards under the plan.
Outstanding Equity Awards as of December 31, 2025
The Company has issued RSU’s to employees for an aggregate of 436,786 shares of common stock. As of December 31, 2025, outstanding RSU’s totaling 416,786 have vested and will convert to shares of common stock at the expiration of the then lockup agreement on April 15, 2026. The remaining outstanding 20,000 RSU’s were issued to one recipient of which 10,667 have vested and the remainder will vest on a monthly basis and will be fully vested by June 30, 2026.
The Company has issued options to its key employees for an aggregate of 2,007,830 shares of common stock. These awards were issued pursuant to the eXoZymes’ 2020 Equity Incentive Plan (the “2020 Plan”) and the 2025 Equity Incentive Plan (the “2025 Plan”). These awards generally vest on a monthly or quarterly basis. Certain employees have a one year cliff vesting for their first year of vesting. The vesting for the balance of the cliff vesting is over 4 or 5 years with a contract life of 7 years.
Policy on Granting Equity Awards
Grants of awards under the Company 2020 Plan and 2025 Plan are made from time to time at the discretion of the Compensation Committee and the Board of Directors, and not on a predetermined schedule. The action to make a grant of an award takes into consideration whether or not the recipient is in possession or likely to be in possession of material non-public information when determining the timing and terms of an award. The grant of an award is not timed to affect the value of executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
The following table sets forth information regarding the beneficial ownership of our Common Stock by:
•	each shareholder of our Common Stock who is known by us to beneficially own 5% or more of our Common Stock;
•	each of our executive officers;
•	each of the members of the board of directors; and
•	all of the members of the board of directors and current executive officers as a group.
Beneficial ownership is determined based on the rules and regulations of the SEC as defined in Rule 13d-3 of the Exchange Act. A person has beneficial ownership of a share of Common Stock if such individual has the power to vote and/or dispose of the shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, the initial closing are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the number of shares of Common Stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o eXoZymes Inc., 750 Royal Oaks Drive, Suite 106, Monrovia, CA 91016.
Applicable percentage ownership in the following table is based on 9,304,701 shares of Common Stock issued and outstanding as of September 15, 2026.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class(2)
Directors
Christopher A. Marlett(3)	4,162,396	43.65%
Anthony DiGiandomenico(3)	4,162,396	43.65%
James U Bowie(4)	603,880	6.47%
Edgardo Rayo(5)	77,909	0.84%
James J. Lalonde(6)	32,895	0.35%
Lon Edward Bell(7)	25,104	0.27%

Executive Officers who are not Directors
Michael Heltzen(8)	257,104	2.69%
Fouad Nawaz(9)	44,461	0.48%
Tyler Korman(10)	803,639	8.57%
Damien Perriman(11)	86,900	0.93%

Executive Officers and Directors as a Group (8 Persons)(12)	6,094,288	58.00%

Five Percent Ownership

Tyler Korman(10)	803,639	8.57%
Paul Opgenorth(13)	717,537	7.65%
MDB Capital Holdings, LLC(14)	4,136,426	43.50%

*	Less than 0.1%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2)	Based on a total of 9,304,701 shares of Common Stock issued and outstanding as of September 15, 2026.

(3)
Includes (i) 3,931,133 issued and outstanding shares of Common Stock held by MDB Capital Holdings, LLC, (ii) 205,293 shares underlying a warrant held by MDB Capital Holdings, LLC, over which Anthony DiGiandomenico shares voting and dispositive authority, and (iii) 25,970 shares subject to currently exercisable options held individually. (See footnote 11.)

(4)	Includes 577,910 issued and outstanding shares of Common Stock, 25,970 shares subject to currently exercisable options.
(5)	Includes 77,909 issued and outstanding shares of Common Stock.
(6)	Includes 32,895 shares subject to currently exercisable options. Excludes 26,835 shares subject to options that vest in the future.
(7)	Includes 25,104 shares subject to currently exercisable options. Excludes 26,835 shares subject to options that vest in the future.
(8)	Includes 8,841 issued and outstanding shares of Common Stock, 248,263 shares subject to currently exercisable options. Excludes 321,287 shares subject to options that vest in the future.
(9)	Includes 9,488 issued and outstanding shares of Common Stock, 34,973 shares subject to currently exercisable options. Excludes 27,355 shares subject to options that vest in the future.
(10)
Includes 729,123 issued and outstanding shares of Common Stock, 41,552 shares subject to currently exercisable options, 32,964 shares deliverable upon settlement of vested RSUs. Excludes 46,140 shares subject to unvested RSUs.

(11)
Includes 8,887 issued and outstanding shares of Common Stock, 51,863 shares subject to currently exercisable options, 26,150 shares deliverable upon settlement of vested RSUs. Excludes 94,574 shares subject to options that vest in the future. Excludes 36,609 shares subject to unvested RSUs.

(12)	See footnotes 3 - 11 above.
(13)
Includes 647,493 issued and outstanding shares of Common Stock, 38,955 shares subject to currently exercisable options, 31,089 shares deliverable upon settlement of vested RSUs. Excludes 43,524 shares subject to unvested RSUs.

(14)
Includes (i) 3,931,133 issued and outstanding shares of Common Stock held, and (ii) 205,293 shares of Common Stock underlying a previously issued warrant, all of which 4,136,426 shares of Common Stock are held by MDB Capital Holdings, LLC, over which Messrs. Christopher A. Marlett and Anthony DiGiandomenico have the voting and dispositive authority over the shares of Common Stock of the Company. Excludes 25,970 shares under vested options which each of Messrs. Marlett and DiGiandomenico hold individually. The address of MDB Capital Holdings, LLC, and the business address of Messrs. Marlett and DiGiandomenico is 14135 Midway Road, Suite G-150, Addison, TX 75001.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
General Policy for Evaluating Related Party Transactions
Related party transactions will be reviewed by the audit committee, generally under its authority to review situations that give rise to conflicts of interest, as set forth in the audit committee charter. The policy of the Company is to evaluate those situations where an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. A common situation is one that involves a transaction between the Company and a party that is a director, officer or employee, or their respective related parties or affiliates or an entity under the control of those persons. The audit committee shall review the material facts of all related party transactions with the objective of determining to either approve or disapprove the Company entering into the transaction. The audit committee will review the relevant facts and circumstances of a related party transactions taking into account, among other factors, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related party transaction was initiated by the Company or the related party, (iii) whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the approximate dollar value and the terms of the obligations involved in the related party transaction, (vi) the extent of the related party’s interest in the transaction, and (vii) any other information that would be material to investors in light of the circumstances of the particular transaction. Approval may be a standing approval for the same types of transactions where warranted. The audit committee may also ratify related party transactions that have occurred, but related parties are encouraged to seek prior approval of a transaction so as not to face the situation of having to unwind or modify it.
Former Parent Corporation
MDB Capital Holdings, LLC, is the Company’s former parent company and the controlling shareholder, beneficially owning 43.50% of our shares of Common Stock as of the date of this report.
Messrs. Christopher Marlett and Anthony DiGiandomenico are majority shareholders and directors of MDB Capital Holdings LLC, and directors of the Company. Christopher Marlett holds the position of Chairman of the Board in the Company. In addition, Mr. Edgardo Rayo, a director of the Company, is an employee of an affiliate of MDB Capital Holdings LLC.

WHERE YOU CAN FIND MORE INFORMATION
We file electronically with the SEC annual, quarterly and current reports, proxy statements and other information. We make available on our website at www.exozymes.com under “Investors,” free of charge, copies of these reports, as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information and materials in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single copy of the Proxy Statement, Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. This year, a number of brokers with account holders who are our shareholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the impacted shareholders. Once you have received notice from us (if you are a shareholder of record) or from your broker (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, including the Notice, or if you currently receive multiple copies and would like to request householding of your communications, please notify your broker or us. Direct your written request to eXoZymes Inc, Attention: Attention: Corporate Secretary, 750 Royal Oaks Dr, Suite # 106, Monrovia, CA 91016 or by telephone at (747)-314-0839. In the event a shareholder that received multiple copies would like to receive only one copy for such shareholder’s household, such shareholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.
ANNUAL REPORT
Fiscal Year 2025 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K. This Proxy Statement and our annual report are posted on our website at www.exozymes.com under “Investors” and then “SEC Filings” and also are available from the SEC at its website at www.sec.gov.
You may also obtain a copy of our annual report, without charge, by sending a written request to eXoZymes Inc, Attention: Corporate Secretary, 750 Royal Oaks Dr, Suite # 106, Monrovia, CA 91016.

SHAREHOLDER PROPOSALS FOR 2027
A shareholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than July 16, 2027. However, if the date of the Annual Meeting of shareholders in 2027 is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 Annual Meeting. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. Shareholder proposals should be addressed to eXoZymes Inc, Attention: Corporate Secretary, 750 Royal Oaks Dr, Suite # 106, Monrovia, CA 91016.
If a shareholder wishes to propose a nomination of persons for election to our Board or present a proposal outside of Rule 14a-8 of the Exchange Act at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting (i) by or at the direction of the Board or (ii) by a shareholder who was a shareholder of record at the time of giving notice, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who has delivered timely notice in proper form, containing the information specified in our bylaws, to our Corporate Secretary at our principal executive offices of the shareholder’s intention to bring such business before the meeting.
In accordance with the advance notice procedure specified in our bylaws, for any shareholder proposal submitted outside the processes of Rule 14a-8 of the Exchange Act to be considered timely, the required notice must be in writing and received by our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is convened more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a shareholder’s notice must be so received not later than the close of business on the later of (i) the 90th day prior to the scheduled date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting was first made. Accordingly, for shareholder proposals to be brought before the 2027 Annual Meeting, the required notice must be received by our corporate secretary at our principal executive offices not later than August 14, 2027 and no earlier than July 16, 2027. Shareholder proposals and the required notice should be addressed to eXoZymes Inc, Attention: Corporate Secretary, 750 Royal Oaks Dr, Suite # 106, Monrovia, CA 91016.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees in connection with our 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later 25 calendar days prior to the annual meeting.

OTHER MATTERS
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common shares they represent in accordance with their own judgment on such matters.
It is important that your shares of our common shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
Michael Heltzen
Chief Executive Officer
Monrovia, CA
September 28, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EXOZ2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04021-P57902

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXOZYMES INC.

The Board of Directors recommends you vote FOR the following proposals 1 and 2:

Nominees:	**For**	**Against**	**Abstain**
1a. Christopher A. Marlett	☐	☐	☐
1b. Anthony DiGiandomenico	☐	☐	☐
1c. Edgardo Rayo	☐	☐	☐
1d. James J. Lalonde	☐	☐	☐
1e. James U. Bowie	☐	☐	☐
1f. Lon E. Bell	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 10K and Proxy Statement are available at www.proxyvote.com

T04022-P57902

eXoZymes Inc.
ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 13, 2026 – 1:00 PM PST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Michael Heltzen and Fouad Nawaz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of eXoZymes Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM PST, on November 13, 2026, at www.virtualshareholdermeeting.com/EXOZ2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE